SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 10, 2022

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6191 Cornerstone Court, E., Suite 114 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 923-4422

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

           Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01   Entry into a Material Definitive Agreement

Effective February 10, 2022, AXIM Biotechnologies, Inc. (the “Company”) issued the following debt obligations in exchange for cash.  A portion of the funds received by the Company were used to pay off the GS Capital Partners, LLC note described in Item 1.02.

Short Term Promissory Notes

Effective February 10, 2022, the Company issued two short term notes, each having a face amount of $250,000, in exchange for a total of $500,000 in cash (the "Short Term Promissory Notes"). The Short Term Promissory Notes bear interest at the rate of 1.5% per annum and are due and payable on or before March 10, 2022, unless demand for payment is made prior to such date. One of the two notes was paid in full on February 14, 2022.

Convertible Notes

Effective February 10, 2022, the Company issued seven (7) convertible notes to a series of investors having an aggregate face value of $1,325,000 in exchange for $1,325,000 in cash (the "Convertible Notes"). One of the Convertible Notes, face value $25,000, was acquired by Blake N. Schroeder who is a director of the Company.

Each of the Convertible Notes is (i) unsecured; (ii) bears interest at a rate of 3% per annum; (iii) matures on February 10, 2032; and (iv) is convertible, in whole or in part, at any time by the holder, into restricted shares of the Company's common stock at a conversion price equal to the lesser of $0.08125 or 70% of the average of the two (2) lowest closing prices of the Company’s common stock in the ten (10) trading days preceding any particular conversion, provided, the holder is prohibited from converting the convertible note, or portion thereof, if such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.9% of Company’s issued and outstanding common stock as of the date of the conversion.

The foregoing summaries of the Short Term Promissory Notes and Convertible Notes does not purport to be complete and is subject to, and qualified in its entirety, by reference to the form of Short Term Promissory Notes and Convertible Notes attached hereto as Exhibits 10.1 and 10.2 respectively, which are incorporated herein by reference.

Item 1.02   Termination of Material Definitive Agreement

GS Capital Partners, LLC Note

On February 10, 2022, the Company paid in full the remaining balance due on that certain convertible note issued to GS Capital Partners, LLC, face value $1,110,000, as amended (the "GS Note").  In connection with the repayment, the Company was required to pay accrued interest in the amount of $21,875.89, by issuing 173,390 restricted shares of the Company’s common stock pursuant to the formula set forth in the GS Note.

The foregoing summary of the GS Note, as amended, does not purport to be complete and is subject to, and qualified in its entirety, by reference to the GS Note attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit #	Description

10.1	Form of 1.5% Short Term Promissory Notes dated February 10, 2022.

10.2	Form of 3% Short Term Convertible Notes dated February 10, 2022.

10.3	6% Convertible Redeemable Note dated September 29, 2021, made by and between AXIM Biotechnologies, Inc. and GS Capital Partners, LLC, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: February 16, 2022	By:	/s/ John W. Huemoeller II
Name: John W. Huemoeller II
Chief Executive Officer